Exhibit 10.15.1

Execution Version

AMENDMENT NO. 1 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Amended and Restated Master Repurchase Agreement (the “Amendment”), dated as of June 24, 2015, between UBS REAL ESTATE SECURITIES INC. (the “Buyer”) and QUICKEN LOANS INC. (the “Seller”).

RECITALS

The Buyer and Seller are parties to (a) that certain Amended and Restated Master Repurchase Agreement, dated as of April 10, 2015 (the “Existing Repurchase Agreement”; and as amended by this Amendment, the “Repurchase Agreement”) and (b) that certain Pricing Letter, dated as of April 10, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or the Pricing Letter, as applicable.

The Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Conditions Precedent. Section 3(b) of the Existing Repurchase Agreement is hereby amended by adding the following subsection (xvi) immediately following subsection (xv) thereof:

(xvi)                       Existence of Litigation or Proceedings. No actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing that are pending or threatened) or other legal or arbitral proceeding (whether civil, criminal or administrative) shall be brought by any Governmental Authority against Seller Party in any federal or state court or before any Governmental Authority which, except as previously disclosed to Buyer on or prior to June 24, 2015 (including as set forth in Schedule 11(f)), is reasonably expected to have a Material Adverse Effect.

SECTION 2. Notice of Proceedings or Adverse Change. Section 12(d) of the Existing Repurchase Agreement is hereby amended by deleting subsection (iv) in its entirety and replacing it with the following:

(iv)                              Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsection (i)-(iii) above, a certificate in the form of Exhibit A to the Pricing Letter and certified by the president or chief financial officer of the Financial Reporting Party;

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SECTION 3. Litigation Schedule. Schedule 11(f) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule 11(f) attached to this Amendment.

SECTION 4.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1                               Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by duly authorized officers, as applicable, of the Buyer and Seller; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 6. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement. Each of Buyer and Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

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SECTION 10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11.  GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS REAL ESTATE SECURITIES INC., as Buyer

By:	/s/ Ari Lash
	Name:	Ari Lash
	Title:	Executive Director

By:	/s/ Chi Ma
	Name:	Chi Ma
	Title:	Director

QUICKEN LOANS INC., as Seller

By:	/s/ Julie Booth
	Name:	Julie Booth
	Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to Amended and Restated Master Repurchase Agreement

Schedule 11(f)

LITIGATION

I. Ordinary Course of Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Quicken Loans Inc. (and its Subsidiaries) may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. and on account of consumer bankruptcies. In many of these actions, Quicken Loans (and its Subsidiaries) may not be the real party of interest (because Quicken Loans is not the servicer of the loan or the holder of the note) but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. Such matters are turned over to the servicer of the loan for those loans Quicken Loans or its Subsidiary do not service. In other cases, such as lien avoidance cases brought in bankruptcy, Quicken Loans or its Subsidiary are insured by title insurance and the case is turned over to the title insurer who tenders our defense.

As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Quicken Loans’ consolidated financial position in a material way. However, regardless of the outcome of this or other matters referred to herein, litigation can have a significant effect on Quicken Loans and its Subsidiaries for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Quicken Loans’ information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II.  Non-Ordinary Course of Business Litigation

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Quicken Loans Inc. vs. United States of America, et al.	US District Court, Eastern District, Michigan	15-cv-11408	False Claims Act

Quicken Loans sued HUD, DOJ and governmental entities or actors for violation of the APA, breach of contract, and violation of constitutional due process rights, and seeks an injunction and declaratory judgments that Quicken Loans did not violate FHA guidelines.

4/17/2015

The U.S. claims that QL violated the False Claims Act by falsely certifying that FHA loans made by Quicken Loans met FHA underwriting requirements.

*See United States of America vs. Quicken Loans Inc.

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
United States of America vs. Quicken Loans Inc.	United States District Court, District of Columbia	15-0613	False Claims Act

Quicken Loans sued HUD, DOJ and governmental entities or actors for violation of the APA, breach of contract, and violation of constitutional due process rights, and seeks an injunction and declaratory judgments that Quicken Loans did not violate FHA guidelines.

4/23/2015

The U.S. claims that QL violated the False Claims Act by falsely certifying that FHA loans made by Quicken Loans met FHA underwriting requirements.

*See Quicken Loans Inc. vs. United States of America, et al.

Scott Gruby, et al. vs. Quicken Loans Inc.	US District Court, District of New Jersey	14-cv-5912	TCPA

Putative class action claims violations of the Telephone Consumer Protection Act for making telemarketing calls to a cell phone with automatic dialer systems without consent and for violations of do not call.

9/30/2014

Christopher Legg vs. Quicken Loans Inc.	US District Court, Southern District, Florida	14-cv-61116	TCPA

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming QL used prerecorded voice messaging and automatic dialers for marketing purposes on cell phones without consent.

5/11/2014

Residential Funding Company vs. Quicken Loans Inc., et al.	District Court, Hennepin County, Minnesota	14-cv-3111	Breach of Contract	Plaintiff asserts claims for repurchase or indemnification based on origination and underwriting errors.	12/16/2013

Deutsche Bank National Trust Company, solely as Trustee of the Harborview Mortgage Loan Trust (2007-7) vs. Quicken Loans Inc.	Supreme Court, New York County, New York	13-653048	Breach of Contract

Plaintiff-trustee, on behalf of Freddie Mac, claims that Quicken Loans breached a contract to sell loans consistent with certain representations and warranties and failed to repurchase loans when required.

8/30/2013

Deutsche Bank National Trust Company, (solely as Trustee of the GSR Mortgage Loan Trust	United States Court of Appeals, 2nd Circuit	13-cv-6482	Breach of Contract	Plaintiff-trustee, on behalf of Freddie Mac, claims that Quicken Loans breached a	10/18/2013

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
2007-OA1) vs. Quicken Loans Inc.				contract to sell loans consistent with certain representations and warranties and failed to repurchase loans when required.

III.  Regulatory and Administrative Matters

As a non-depository mortgage banker, Quicken Loans (and its Subsidiaries) are regulated by and subject to various state agencies that oversee and regulate (a) mortgage lending and the activities of bank and/or non-bank financial institutions and/or (b) insurance agency / escrow agent activities and practices. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken. These agencies also have the authority to seek revocation of an institution’s or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business and in any given year, Quicken Loans (and its Subsidiaries) participate in and respond to numerous regular periodic state examinations, while at the same time responding to examination findings from other states. In some instances, Quicken Loans (and its Subsidiaries) may dispute the state agency’s findings and/or attempt to reconcile our differences. In other instances Quicken Loans (and its Subsidiaries) may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage banker, we are in the ordinary course of business, subject to such inquiries and investigations. Quicken Loans and its Subsidiaries have thirty team members on its legal/compliance team consisting of in-house lawyers, paralegals and compliance personnel who manage this part of the business. Although Quicken Loans (and its Subsidiaries) may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans’ consolidated financial position or operations in a material way.

Dated: June 24, 2015